Exhibit 99.1

KLDiscovery Inc. Announces Fourth Quarter 2021 Financial Results

Double Digit Revenue Growth and Net Loss Improvement of 25% for the quarter

Nebula Revenue Growth of 38% for the full year

McLEAN, Va.—March 16, 2022 — KLDiscovery Inc. (“KLDiscovery” or the “Company”), a leading global provider of electronic discovery, information governance and data recovery technology solutions, announced today that revenue for the fourth quarter ended December 31, 2021 was $82.3 million versus $74.6 million in the fourth quarter of 2020, a 10% increase year-over-year. Net loss for the fourth quarter of 2021 was $(7.3) million compared to $(9.8) million in the fourth quarter of 2020, an improvement of 25%.

EBITDA for the fourth quarter of 2021 was $13.8 million versus $14.3 million in the fourth quarter of 2020. Adjusted EBITDA (which excludes stock-based compensation, acquisition financing and transaction costs and other items as described below) for the fourth quarter of 2021 was $15.3 million compared to $19.4 million in the fourth quarter of 2020.1

“2021 was an exceptional year for KLDiscovery as we continued to grow our business, manage expenses and deliver excellent growth in our innovative Nebula platform,” said Christopher Weiler, CEO of KLDiscovery Inc. “We delivered our best revenue quarter ever in the fourth quarter of 2021 with $82.3 million, a 10% increase year-over-year. Our net loss also improved by 25% year-over-year and has improved over 50% from the first quarter of 2021 even as we increased our investment in research and development. Our Nebula platform revenue grew 38% in 2021 compared to 2020 and we are expecting this strong growth to continue in 2022 and beyond.”

Mr. Weiler continued, “We solve complex legal, regulatory and data challenges for our clients around the world by leveraging our proprietary and innovative technology-based solutions. Our fully-integrated solution combines world-class customer service with our full-stack of AI and ML powered technology. We have had a long history of pioneering transformational shifts in legal technology and our Nebula platform delivers our proprietary, end-to-end solution with an enhanced user experience. We are excited about the prospects for our company in 2022.”

2020-2021 Quarterly Results

	2020 (unaudited)				2021 (unaudited)
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4
Revenue	78.3	64.4	72.3	74.6	75.5	81.7	81.1	82.3
Net loss	(12.5)	(14.9)	(12.7)	(9.8)	(14.9)	(8.9)	(29.5)	(7.3)

Net loss per share (basic and diluted)	$(0.29)	$(0.35)	$(0.30)	$(0.23)	$(0.35)	$(0.21)	$(0.69)	$(0.17)
Weighted average outstanding shares (basic and diluted)	42.5	42.5	42.5	42.5	42.6	42.6	42.6	42.7

EBITDA	12.5	10.4	12.3	14.3	15.1	13.7	14.7	13.8
Adjusted EBITDA	15.0	12.2	16.7	19.4	15.4	17.7	16.8	15.3
(in millions except per share data)

[1]	Reconciliations of EBITDA and Adjusted EBITDA to their comparable GAAP measure are shown in detail below, along with definitions for those terms.

Earnings Conference Call

Management will conduct a conference call at 8:30 AM ET on Thursday, March 17, 2022 to discuss financial results for the fourth quarter of 2021 and full-year. The audio portion of the conference call will be broadcast live over the Internet in the Investors section of KLDiscovery's website https://investors.kldiscovery.com.

To join the conference call by telephone, please register via the following link:

https://conferencingportals.com/event/OpzKpVWo

Once registered, you will receive an email with Direct Entry and Registrant ID along with dial-in details. An audio recording of the conference call will be available for replay shortly after the call's completion and will remain available for two weeks following the call. To access the recorded conference call, please dial (800) 770-2030 (from the U.S. and Canada) or (647) 362-9199 (from all other countries) using access code 55139 or visit the Investors section of the KLD website.

KLDiscovery Inc.
Consolidated Statements of Comprehensive Loss
(in thousands, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	(unaudited)

Revenues	$82,255	$74,592	$320,477	$289,545
Cost of revenues	43,797	36,260	163,958	147,732
Gross profit	38,458	38,332	156,519	141,813

Operating expenses
General and administrative	14,879	15,975	61,245	58,509
Research and development	2,924	2,033	10,265	7,167
Sales and marketing	10,554	8,935	39,892	38,395
Impairment of intangible asset	—	—	22,529	—
Depreciation and amortization	5,227	8,820	27,863	35,955
Total operating expenses	33,584	35,763	161,794	140,026

(Loss) Income from operations	4,874	2,569	(5,275)	1,787

Other expenses
Other expense	15	16	25	118
Change in fair value of Private Warrants	(318)	—	(1,969)	—
Interest expense	12,818	12,356	50,402	50,659
Loss on debt extinguishment	—	—	7,257	—
Loss before income taxes	(7,641)	(9,803)	(60,990)	(48,990)
Income tax (benefit) provision	(350)	(28)	(447)	936

Net loss	$(7,291)	$(9,775)	$(60,543)	$(49,926)

Other comprehensive income (loss), net of tax
Foreign currency translation	(906)	4,400	(4,465)	4,947
Total other comprehensive income (loss), net of tax	(906)	4,400	(4,465)	4,947
Comprehensive loss	$(8,197)	$(5,375)	$(65,008)	$(44,979)

Net loss per share - basic and diluted	$(0.17)	$(0.23)	$(1.42)	$(1.17)

Weighted average shares outstanding - basic and diluted	42,674,794	42,529,017	42,601,745	42,529,017

In Q1 2021, the Company determined that the 6,350,000 private warrants issued in connection with the consummation of the business combination in December 2019 between Pivotal Acquisition Corp. and LD Topco, Inc. (the “Business Combination”) which were originally accounted for using equity accounting, should be accounted for using liability accounting in accordance with Accounting Standard Codification ASC 815-40, Derivatives and Hedging: Contracts on an Entity's Own Equity. The Company corrected this error in Q1 2021 and now measures these warrant liabilities at fair value on a recurring basis, with changes in fair value presented within change in fair value of private warrants in the Consolidated Statement of Comprehensive Loss.

In Q3 2021, the Company negotiated the termination of its license for the Kroll Ontrack and KrolLDiscovery tradenames and executed the final agreements relating to the termination in October 2021. This significant change was a triggering event which resulted in an evaluation of impairment of the Kroll Ontrack and KrolLDiscovery tradenames capitalized as part of the Company's 2016 Kroll Ontrack acquisition. Upon analysis, the tradenames were deemed to be impaired and the Company recorded an impairment charge of approximately $22.5 million in the third quarter of 2021.

In Q4 2021 the Company adopted ASU 2018-15, Intangibles – Goodwill and Other – Internal-Use Software (Subtopic 350-40): Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement. Upon adoption, the Company is required to update the presentation of certain implementation costs associated with cloud computing arrangements in its Consolidated Financial statements. As a result of the adoption of ASU 2018-15, the Company reclassified $0.9 million of amortization expense into the “General and administrative” line of our Consolidated Statement of Compressive Loss for the year ended December 31,2021. These costs were part of the “depreciation and amortization” line of our Consolidated Statements of Comprehensive Loss for the year ended December 31, 2020.

Reconciliation of Non-GAAP Financial Matters
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net loss	$(7,291)	$(9,775)	$(60,543)	$(49,926)
Interest expense	12,818	12,356	50,402	50,659
Income tax (benefit) provision	(350)	(28)	(447)	936
Extinguishment of debt	—	—	7,257	—
Impairment of intangible asset	—	—	22,529	—
Depreciation and amortization expense	8,619	11,699	38,018	47,761
EBITDA	$13,796	$14,252	$57,216	$49,430
Acquisition, financing and transaction costs	115	3,629	2,660	5,210
Strategic Initiatives:
Sign-on bonus amortization	—	—	—	188
Non-recoverable draw	—	—	—	304
Total strategic initiatives	—	—	—	492
Stock compensation and other	1,037	933	4,202	3,658
Change in fair value of Private Warrants	(318)	—	(1,969)	—
Restructuring costs	(5)	231	1,014	2,530
Systems establishment	679	403	2,049	1,969
Adjusted EBITDA	$15,304	$19,448	$65,172	$63,289

Note:

•	Acquisition, financing and transaction costs include earnout payments, rating agency, letter of credit and revolving facility fees, and transaction costs relating to the Business Combination.
•	Strategic initiatives include the amortization of one-time expenses related to the hiring of a team of sales personnel.
•	Stock compensation & other includes consulting fees, expenses related to the Company’s stock compensation plan, business insurance and other expenses.
•	Change in fair value of warrants relates to changes in the fair market value of the private warrants issued in conjunction with the Business Combination.
•	Restructuring costs include severance payments, recruiting fees and retention charges.
•	Systems establishment costs include expenses related to IT infrastructure build-out, system automation and ERP implementation.

KLDiscovery Inc.
Consolidated Balance Sheets
(in thousands, except share and per share data)

	December 31, 2021	December 31, 2020

Current assets
Cash and cash equivalents	$46,468	$51,201
Accounts receivable, net of allowance
for doubtful accounts of $9,774 and $8,513, respectively	93,273	83,985
Prepaid expenses	9,669	7,175
Other current assets	1,133	709
Total current assets	150,543	143,070
Property and equipment
Computer software and hardware	73,677	72,211
Leasehold improvements	26,796	27,271
Furniture, fixtures and other equipment	3,064	3,365
Accumulated depreciation	(81,261)	(77,697)
Property and equipment, net	22,276	25,150
Intangible assets, net	59,291	109,733
Goodwill	395,759	399,085
Other assets	8,535	2,708
Total assets	$636,404	$679,746
Current liabilities
Current portion of long-term debt, net	$3,000	$10,948
Accounts payable and accrued expense	27,067	33,504
Current portion of contingent consideration	646	695
Deferred revenue	4,800	3,955
Total current liabilities	35,513	49,102
Long-term debt, net	507,706	472,600
Deferred tax liabilities	6,772	7,335
Other liabilities	8,559	8,488
Total liabilities	558,550	537,525
Commitments and contingencies
Stockholders' equity
Common stock
$0.0001 par value, 200,000,000 shares authorized, 42,684,549 and 42,529,017 issued and outstanding as of December 31, 2021 and December 31, 2020, respectively	4	4
Preferred Stock
$0.0001 par value, 1,000,000 shares authorized, zero shares issued and outstanding as of December 31, 2021 and December 31, 2020	—	—
Additional paid-in capital	386,028	385,387
Accumulated deficit	(315,967)	(255,424)
Accumulated other comprehensive income	7,789	12,254
Total stockholders' equity	77,854	142,221
Total liabilities and stockholders' equity	$636,404	$679,746

KLDiscovery Inc.
Consolidated Statements of Cash Flows
(in thousands)

	For The Year Ended December 31,
	2021	2020
Operating activities
Net loss	$(60,543)	$(49,926)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	38,018	47,762
Non-cash interest	19,060	19,450
Loss on extinguishment of debt	7,257	—
Stock-based compensation	3,980	3,435
Provision for losses on accounts receivable	3,149	4,088
Deferred income taxes	(564)	1,041
Change in fair value of contingent consideration	(275)	98
Change in fair value of Private Warrants	(1,969)	—
Impairment of intangible asset	22,529	—
Changes in operating assets and liabilities:
Accounts receivable	(11,362)	10,050
Prepaid expenses and other assets	(5,490)	87
Accounts payable and accrued expenses	(4,573)	4,675
Deferred revenue	882	(984)
Net cash provided by operating activities	10,099	39,776
Investing activities
Acquisitions, net of cash acquired	—	(3,124)
Purchases of property and equipment	(12,488)	(10,935)
Net cash used in investing activities	(12,488)	(14,059)
Financing activities
Proceeds for exercise of stock options	38	—
Revolving credit facility draws	—	29,000
Revolving credit facility repayments	—	(29,000)
Payments for capital lease obligations	(2,518)	(1,595)
Debt acquisition costs	(2,031)	—
Proceeds long-term debt, net of original issue discount	294,000	—
Retirement of debt	(289,000)	—
Payments on long-term debt	(2,250)	(17,000)
Net cash used in financing activities	(1,761)	(18,595)

Effect of foreign exchange rates	(583)	672
Net (decrease) increase in cash	(4,733)	7,794
Cash at beginning of period	51,201	43,407
Cash at end of period	$46,468	$51,201

Supplemental disclosure:
Cash paid for interest	$36,073	$32,196
Income taxes refunded: net of payments	$244	$195

Significant noncash investing and financing activities
Purchases of property and equipment in accounts payable and accrued expenses on the consolidated balance sheets	$429	$394

Investor Contacts:

Dawn Wilson

(703) 520-1498

dawn.wilson@kldiscovery.com

Richard Simonelli

(202) 450-9516

rsimonelli@simonellicapital.com

Media Contact:
Krystina Jones
(888) 811-3789
krystina.jones@kldiscovery.com

About KLDiscovery

KLDiscovery provides technology solutions to help law firms, corporations, insurance companies and individuals solve complex data challenges. With 32 locations, 9 data centers and 17 data recovery labs across 19 countries, KLDiscovery is a global leader in delivering best-in-class eDiscovery, information governance and data recovery solutions to support the litigation, regulatory compliance, internal investigation and data recovery and management needs of our clients. Serving clients for over 30 years, KLDiscovery offers data collection and forensic investigation, early case assessment, electronic discovery and data processing, application software and data hosting for web-based document reviews, and managed document review services. In addition, through its global Ontrack Data Recovery business, KLDiscovery delivers world-class data recovery, email extraction and restoration, data destruction and tape management. KLDiscovery has been recognized as one of the fastest growing companies in North America by both Inc. Magazine (Inc. 5000) and Deloitte (Deloitte's Technology Fast 500) and CEO Chris Weiler was recognized as a 2014 Ernst & Young Entrepreneur of the Year™. Additionally, KLDiscovery is a Relativity Certified Partner and maintains ISO/IEC 27001 Certified data centers around the world. For more information, please email info@kldiscovery.com or visit https://investors.kldiscovery.com.

This press release includes “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934 and the United States Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical facts, including, without limitation, statements regarding KLDiscovery’s expectations regarding Nebula platform revenue growth and the company’s prospects in 2022, are forward-looking statements. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements.

These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside KLDiscovery’s management’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: KLDiscovery’s potential failure to comply with privacy and information security regulations governing the client datasets it processes and stores; the outbreak of disease or similar public health threat, such as COVID-19; KLDiscovery’s ability to operate in highly competitive markets, and potential adverse effects of this competition; risk of decreased revenues if KLDiscovery does not adapt its pricing models; KLDiscovery’s ability to develop and successfully grow revenues from new products such as Nebula; the ability to deliver products and services following a disaster or business continuity event; potential disruption of KLDiscovery’s products, offerings, website and networks; the ability to attract, motivate and retain qualified employees, including members of KLDiscovery’s senior management team; the ability to maintain a high level of client service and expand operations; potential issues with KLDiscovery’s product offerings that could cause legal exposure, reputational damage and an inability to deliver services; KLDiscovery’s ability to develop new products, improve existing products and adapt its business model to keep pace with industry trends; risk that KLDiscovery’s products and services fail to interoperate with third-party systems; potential unavailability of third-party technology that KLDiscovery uses in its products and services; difficulties resulting from KLDiscovery’s implementation of new consolidated business systems; the ability to comply with various trade restrictions, such as sanctions and export controls, resulting from KLDiscovery’s international operations; potential intellectual property infringement claims; and KLDiscovery’s substantial indebtedness. These risks and other factors discussed in the “Risk Factors” section of KLDiscovery’s Annual Report on Form 10-K filed with the Securities Exchange Commission (“SEC”) and any other reports KLDiscovery files with the SEC could cause actual results to differ materially from those expressed or implied by forward-looking statements made by KLDiscovery or on our behalf.

Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. All statements speak only as of the date made, and unless legally required, KLDiscovery undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

In addition to providing financial measurements based on accounting principles generally accepted in the United States of America (“GAAP”), this earnings press release includes additional financial measures that are not prepared in accordance with GAAP (“non-GAAP”), including EBTIDA and Adjusted EBITDA. We believe that these measures are relevant and provide useful supplemental information to investors by providing a baseline for evaluation and comparing our operating performance against that of other companies in our industry.

The non-GAAP financial measures that we use may not be comparable to similarly titled measures reported by other companies and in the future, we may disclose different non-GAAP financial measures in order to help our investors meaningfully evaluate and compare our results of operations to our previously reported results of operations or to those of other companies in our industry. We believe these non-GAAP financial measures reflect our ongoing operating performance because the isolation of non-cash charges, such as amortization and depreciation, and other items, such as interest, income taxes, equity compensation, acquisition and transaction costs, restructuring costs, systems establishment and costs associated with strategic initiatives which are incurred outside the ordinary course of our business, provides information about our cost structure and helps us to track our operating progress. We encourage investors and potential investors to carefully review the GAAP financial information and compare them with our EBITDA and adjusted EBITDA.

Adjusted EBITDA

We define EBITDA as net income (loss) plus interest (income) expense, income tax expense (benefit), depreciation and amortization. We view adjusted EBITDA as our operating performance measure and as such, we believe that the most directly comparable GAAP financial measure is net loss. In calculating adjusted EBITDA, we exclude from net loss certain items that we believe are not reflective of our ongoing business and exclusion of these items allows us to provide additional analysis of the financial components of the day-to-day operation of our business. We have outlined below the type and scope of these exclusions:

•

Acquisition, financing and transaction costs generally represented by earn-out payments, rating agency fees, letter of credit and revolving facility fees, as well as professional service fees and direct expenses related to acquisitions. Because we do not acquire businesses on a predictable cycle, we do not consider the amount of acquisition- and integration-related costs to be a representative component of the day-to-day operating performance of our business.

•

Strategic initiatives expenses relate to costs resulting from pursuing strategic business opportunities. We do not consider the amounts to be representative of the day-to-day operating performance of our business.

•

Stock compensation and other primarily represents consulting fees and portion of compensation paid to our employees and executives through stock-based instruments. Determining the fair value of the stock-based instruments involves a high degree of judgment and estimation and the expenses recorded may not align with the actual value realized upon the future exercise or termination of the related stock-based awards. Therefore, we believe it is useful to exclude stock-based compensation to better understand the long-term performance of our core business.

•

Change in fair value of warrants relates to changes in the fair market value of the private warrants issued in conjunction with the Business Combination. We do not consider the amount to be representative of a component of the day-to-day operating performance of our business

•

Restructuring costs generally represent non-ordinary course costs incurred in connection with a change in a contract or a change in the makeup of our personnel often related to an acquisition. We do not consider the amount of restructuring costs to be a representative component of the day-to-day operating performance of our business.

•

Systems establishment costs relate to non-ordinary course expenses incurred to develop our IT infrastructure, including system automation and enterprise resource planning system implementation. We do not consider the amount to be representative of a component of the day-to-day operating performance of our business.